Exhibit 99.1

SRX Global Reports Paper-Traded EMJX Return of ~25% Since February 11, 2026

EMJX Shifted from “Stress” to “Mixed” for Bitcoin

Company Files Updated Investor Presentation Outlining Performance and Strategy

Management to Host Fireside Chat Today at 10:30am ET

NORTH PALM BEACH, Fla. — July 14, 2026 — SRX Global Inc. (NYSE American: SRXH) (the “Company”, or “SRX”), an AI-enabled platform dedicated to generating returns across high-conviction operating companies and assets, today reported paper-traded EMJX returns of 26% from February 11, 2026 to July 10, 2026.

The EMJX model reads market regime across three states — Bull, Mixed, and Stress — updating every trading day with a forward read on where crypto is heading over roughly the next 30 days. That signal is now available as an institutional product to a select group of clients — digital-asset treasuries, miners, and funds that are structurally long crypto and need a disciplined way to anticipate the next major move and manage risk.

Since February 11, 2026, the EMJX strategy has run as a paper-traded portfolio (no actual investments were made and no capital has been deployed) ahead of the acquisition by SRX Global. It is a full Gen2 crypto treasury: Bitcoin, Ethereum, altcoins, high-convexity tech equities (such as OPEN), and options.

Following the acquisition, SRX will begin trading the strategy with real capital in a fully auditable way, and is pursuing additional discussions to bring the system to market in a form that would be accessible to investors.

Paper-Traded EMJX Results1

February 11 – July 10, 2026 (149 days):

●	Total return: +24.8% (time-weighted) versus Bitcoin -4.2% over the same period — a spread of roughly 29 points

●	Outperformed all 4 crypto-treasury comparables at 30 days, 60 days, and since inception. EMJX vs. crypto-treasury comps — hypothetical cumulative return since inception

1 Performance disclosure: These results are from a paper-traded portfolio. Every trade was a real, forward-looking decision — recorded and emailed in advance each trading morning to a member of the SRXH board, marked to actual market prices, kept within margin requirements and net of broker costs. It is not a simulation or a backtest. However, no actual capital was deployed, so it does not represent live trading with real money; results achieved with deployed capital may differ, including from execution, liquidity, slippage, financing, and market-impact effects a paper book does not fully capture. Past performance does not guarantee future results. Nothing herein is investment advice or an offer or solicitation to buy or sell any security, digital asset, or fund interest.

Investor fireside chat — Tuesday, July 14, 2026, 10:30 a.m. ET. Eric Jackson will host, along with Kent Cunningham, SRX Global’s CEO, a live fireside chat with investors to discuss the regime shift, the track record, and what comes next. Register here.

About SRX Global

SRX Global (SRXH) is an AI-driven platform focused on generating long-term shareholder value through investments in high-conviction operating companies, strategic assets, and technology-enabled opportunities. The Company leverages proprietary technology, data analytics, and disciplined capital allocation to identify and manage investments across multiple sectors.

Disclaimer

This press release is for informational purposes only and does not constitute investment advice, a research recommendation, or an offer or solicitation to buy or sell any security, digital asset, or fund interest. Market-regime signals are opinions and may change without notice. Prior signals and past performance do not guarantee future results. Digital assets are volatile and may result in a total loss of capital.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRX Global

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

srx@kcsa.com